Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-259345) and Form S-8 (File No. 333-236362 and 333-255907) of OneWater Marine, Inc. (the “Company”) of our report dated March 31, 2022, relating to our audit of the consolidated financial statements of Ocean Bio-Chem, Inc. for the year ended December 31, 2021, which report appears in the Form 8-K/A of OneWater Marine, Inc. dated October 25, 2022.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida
October 25, 2022